SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 11, 1998

                              WTC INDUSTRIES, INC.


            DELAWARE                   0-19622                 38-2308668
 (State or other jurisdiction     (Commission File           (IRS Employer
       of incorporation)               Number)           Identification Number)


                              150 MARIE AVENUE EAST
                       WEST ST. PAUL, MINNESOTA 55118-4002
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (651) 450-4913

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Items 1, 2, 3, 5, 6 and 8 are not applicable and therefore omitted.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a)      Previous Independent Accountants

         On November 11, 1998, WTC Industries, Inc. ("WTC") dismissed Deloitte & Touche LLP as its independent accountant. The decision to change accountants was recommended by the WTC Board of Directors.

         In connection with the audits of the fiscal years ended December 31, 1997 and 1996, and in the subsequent interim period through the date of dismissal, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused them to make reference thereto in their report on the financial statements for such years.

         Deloitte & Touche LLP's report on the consolidated financial statements as of and for the years ended December 31, 1997 and 1996, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified as to uncertainty, audit scope, or accounting principles.

         WTC has requested that Deloitte & Touche LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated November 16, 1998, is filed as Exhibit 1 to this Form 8-K.

(b)      New Independent Accountants

         On November 11, 1998, WTC engaged McGladrey & Pullen LLP as its new independent accountants.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         Exhibit 1. Deloitte & Touche LLP Letter re Change In Certifying Accountant.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            WTC INDUSTRIES, INC.


Date: November 18, 1998                  By  /s/ Gregory P. Jensen
                                            ------------------------------
                                            Gregory P. Jensen
                                            Chief Financial Officer